For Immediate Release: January 5, 2015
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Completes Sale of Office Center in East Hanover, New Jersey

El Segundo, Calif. (January 5, 2015) - Griffin Capital Corporation (“Griffin Capital”) announced today, on behalf of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), the sale of Eagle Rock Executive Office Center in East Hanover, New Jersey. The property was sold to Boxer F3, LLC, a value add multi-tenant office buyer, for $10.95 million and was originally acquired in November 2013 as part of a larger transaction where the allocated acquisition price was $6.5 million. Three lease transactions were completed during the year of ownership raising occupancy from 35% to 41% and stabilizing near term rollover.
Commenting on the sale, Scott Tausk, Griffin Capital’s Managing Director of Asset Management stated, “This sale of Eagle Rock represents the execution of a strategy we put in place when it was acquired as part of an 18-property portfolio transaction.  Because the property did not fit the REIT’s single tenant, essential asset investment criteria, our asset management team created a short-term value creation business plan, executed that plan and divested the asset at a profit, all within thirteen months-we are very pleased with this transaction and will strive to replicate these results as similar opportunities arise.”
Mike Escalante, Griffin Capital’s Chief Investment Officer added, “Although the majority of our investment strategies focus on the acquisition and ownership of single tenant assets, from time to time we do acquire multi-tenant assets as part of portfolio transactions. Eagle Rock is one such asset, and we are pleased we were able to add value during our brief ownership.”

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation
Griffin Capital Essential Asset REIT, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 58 office and industrial distribution properties totaling approximately 13.0 million rentable square feet and total capitalization of over $2.3 billion.(1) Includes the property information related to the acquisition of an 80% ownership interest in the Digital Realty joint venture. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing over $20 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 32 million square feet of space since 1995. Griffin Capital and its affiliates currently own and manage a portfolio consisting of approximately 18 million square feet of space, located in 21 states, representing approximately $2.7 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.
This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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(1) Includes the property information related to the acquisition of an 80% ownership interest in the Digital Realty joint venture.